UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2015

ENERGIZER RESOURCES INC.
(Exact name of registrant as specified in its charter)

Minnesota	000-51151	20-0803515
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 – 141 Adelaide St. W., Toronto, Ontario, Canada	M5H 3L5
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (416) 364-4911

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this report, the terms “we”, “us”, “our”, the “Company” refer to Energizer Resources Inc., a Minnesota corporation.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 23, 2015, Marc Johnson, CFA, has been named Chief Financial Officer of the Company.  Mr. Johnson replaces Peter Liabotis, who served as the Company’s Chief Financial Officer since September 2012. His biography is as follows:

Marc Johnson, CFA (39): Mr. Johnson brings over 9 years of management experience, having held senior executive positions at large public companies in corporate development, financial management and cost control. He also brings 10 years of capital markets experience, specifically in mining investment banking and as an equity research mining analyst, covering base and precious metals.  He is a Principal at Quantum Advisory Partners LLP., a professional services firm that provides CFO services to public and private companies and is also the CFO of two gold exploration companies.

Mr. Johnson is a Chartered Financial Analyst (CFA), holds a Bachelor of Commerce (Finance) from the John Molson School of Business at Concordia University in Montreal and is bilingual. He will be completing the Chartered Professional Accountant (CPA) designation in 2016.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release of October 23, 2015

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGIZER RESOURCES INC.

Date: October 23, 2015	By:	/s/ Marc Johnson
Marc Johnson
Chief Financial Officer